Subsidiaries of the Registrant

Kansas City Southern Industries, Inc., a Delaware Corporation, has no parent. All subsidiaries of the Registrant listed below are included in the consolidated financial statements unless otherwise indicated

                                                             State or
                                           Percentage   other Jurisdiction
                                                of       of Incorporation
                                            Ownership     or Organization

1026459 Ontario Inc.                           100%           Canada
The Kansas City Southern Railway Company       100            Missouri
Animal Resources, Inc. (4)*                     49            Missouri
Argus Health Systems, Inc.(3)*                  50            Delaware
Belvedere Financial Systems, Inc. (3)          100            Delaware
Berger Associates, Inc.                         80            Delaware
Boston Financial Data Services, Inc. (3)*       50            Massachusetts
Broadway Square Partners (3)*                   50            Missouri
Carland, Inc. (7)                              100            Delaware
Clarke & Tilley Ltd. (3)                       100            England
Clarke & Tilley Data Services Ltd. (3)          50            England
Corfax Benefit Systems Ltd. (3)                100            Canada
Corfax Information Systems, Ltd. (3)           100            Canada
DBS Systems Corporation (3)                     60            North Carolina
DST Realty, Inc. (3)                           100            Missouri
DST Securities, Inc. (3)                       100            Missouri
DST Technologies, Inc. (3)                     100            Missouri
DST Systems, Inc.                              100            Missouri
DST Systems International B.V. (3)             100            Netherlands
First of Michigan Capital Corp. (3)*            21            Delaware
First President Corporation                    100            Missouri
Janus Service Corp. (9)                        100            Colorado
Janus Capital Corporation                       83            Colorado
KCS Transport Co., Inc. (1)                    100            Louisiana
Landa Motor Lines (1)                          100            Texas
Louisiana, Arkansas & Texas Trans. Co. (1)     100            Delaware
Martec Pharmaceutical, Inc. (4)*                49            Delaware
MGI Output Technologies  Inc. (3)              100            New York
Mid-South Microwave, Inc.                      100            Delaware
Midcon Labs, Inc. (4)                          100            Missouri
Midland Data Systems, Inc. (3)*                 45            Missouri
Midland Loan Services L.P. (3)*                 45            Missouri
Midland Commercial Properties, Inc. (3)*        35            Missouri
National Financial Data Services, Inc. (6)*     50            Massachusetts
National Realty Partners Group, Inc.(3)        100            Delaware
NRS Palmetto, Inc. (3)                         100            Delaware
Output Technologies Phoenix
 Litho Group, Inc. (3)                         100            Missouri
Output Technologies SRI Group, Inc. (3)        100            Missouri
Output Technologies of California, Inc. (3)    100            Missouri
Output Technologies Eastern Region, Inc. (3)   100            Delaware
Output Technologies Vital Records
 Storage Group, Inc. (3)                       100            Missouri
Output Technologies, Inc. (3)                  100            Missouri
Output Technologies Central Region, Inc. (3)   100            Missouri

                                                              Exhibit 21.1
                                                              (continued)

Output Technologies Western Region, Inc. (3)   100            Missouri
Output Technologies of Illinois, Inc. (3)      100            Illinois
Pabtex, Inc. (5)                               100            Delaware
PVI, Inc.                                      100            Delaware
Rice-Carden Corporation                        100            Missouri
Southern Leasing Corporation (7)               100            Delaware
Southern Development Company                   100            Missouri
Southern Group, Inc.                           100            Delaware
Southern Industrial Services, Inc.             100            Delaware
Southern Credit Corporation, Inc. (2)          100            Delaware
Talisman Services International B.V. (3)*       50            Netherlands
The Continuum Company, Inc. (3)*                29            Delaware
Tolmak, Inc.                                   100            Delaware
Trans-Serve, Inc. (5) (8)                      100            Delaware
Veals, Inc.                                    100            Delaware
Wyandotte Garage Corporation                    80            Missouri

 *    Unconsolidated Affiliate, Accounted for Using the Equity Method

 (1)  Subsidiary of The Kansas City Southern Railway Company
 (2)  Subsidiary of Southern Group, Inc.
 (3)  Subsidiary of DST Systems, Inc.
 (4)  Subsidiary of PVI, Inc.
 (5)  Subsidiary of Southern Industrial Services, Inc.
 (6)  Subsidiary of Boston Financial Data Services, Inc.
 (7)  Subsidiary of Southern Credit Corporation, Inc.
 (8)  Doing business as Superior Tie & Timber
 (9)  Subsidiary of Janus Capital Corporation





Subsidiaries and Affiliates not shown, if taken in the aggregate, would not constitute a significant subsidiary of the Registrant.